EXHIBIT 3.1


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Document must be filed electronically.
Paper documents will not be accepted.                Colorado Secretary of State
   Document processing fee          $50.00   Date and Time: 08/03/2012  03:06 PM
Fees & forms/cover sheets                                 ID Number: 20121426500
   are subject to change.                           Document number: 20121426500
To access other information or print                         Amount Paid: $50.00
   copies of filed documents,
   visit www.sos.state.co.us and
   select Business Center.

                                                 ABOVE SPACE FOR OFFICE USE ONLY

        Articles of Incorporation for a Profit Corporation filed pursuant to ss. 7-102-101 and ss. 7-102-102 of the Colorado Revised Statutes (C.R.S.)

1. The domestic entity name for the corporation is: RD&G Holdings Corporation
                                                    --------------------------
                     (The name of a corporation must contain the term or abbreviation "corporation", "incorporated", "company",
                     "limited",   "corp.",   inc.",   "co."  or  "ltd.".   See
                     ss.7-90-601, C.R.S. If the corporation is a professional or special purpose corporation, other law may apply.)

             (Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)


2. The principal office address of the corporation's initial principal office is

Street address                 4880 E. Pacific Place
                               -----------------------------------------------
                                           (Street number and name)

                                   Denver           CO           80222
                               ---------------    ------       ------------
                                   (City)         (State)    (ZIP/Postal Code)

                                                            United States
                               -----------------------     ---------------
                              (Province - if applicable)      (Country)


Mailing address                 ------------------------------------------------
(leave blank if same as street address)    (Street number and name or
                                           Post Office Box information)
                                ------------------------------------------------

                                ---------------------   ----   ----------------
                                       (City)         (State)  (ZIP/Postal Code)


3. The registered agent name and registered agent address of the corporation's initial registered agent are

Name                          Evans           Tim
(if an individual)     -----------------     ------       --------------
                            (Last)           (First)          (Middle)
OR

  (if an entity)  _____________________________________________________
                (Caution: Do not provide both an individual and an entity name.)

Street address           4880 E. Pacific Place
                        -----------------------------------------------
                                      (Street number and name)

                            Denver            CO               80222
                         ------------     -----------     -----------------
                            (City)         (State)        (ZIP/Postal Code)



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Mailing address         ______________________________________________________
(leave blank if same                      (Street number and name or
as street address)                        Post Office Box information)

                        ______________________   ____     _____________________
                               (City)           (State)      (ZIP/Postal Code)

(The following statement is adopted by marking the box.)

[X] The person appointed as registered agent above has consented to being so appointed.

4. The true name and mailing address of the incorporator are:

        Name
  (if an individual)       Evans      Tim
                         ----------  --------   ----------   -----------
                           (Last)    (First)     (Middle)      (Suffix)
OR

(if an entity)   _____________________________________________________
                (Caution: Do not provide both an individual and an entity name.)

Mailing address            4880 E. Pacific Place
                         -----------------------------------------------
                                       (Street number and name)

                             Denver              CO               80222
                         -----------------    -----------      ------------
                            (City)             (State)       (ZIP/Postal Code)

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

     The corporation has one or more additional  incorporators  and the name and
     mailing  address  of  each  additional   incorporator   are  stated  in  an
     attachment.


5. The classes of shares and number of shares of each class that the corporation is authorized to issue are as follows.

(If the following statement applies, adopt the statement by marking the box and enter the number of shares.)

[X] The corporation is authorized to issue 250,000,000 common shares that shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution.

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

[ ] Additional information regarding shares as required by section 7-106-101, C.R.S., is included in an attachment.

(Caution: At least one box must be marked. Both boxes may be marked, if applicable.)


6. (If the following statement applies, adopt the statement by marking the box and include an attachment.)

[ ]  This document contains additional information as provided by law.


7. (Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document is/are:
___________ ___________ _____.
(mm/dd/yyyy hour:minute am/pm)


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Notice:


Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

8. The true name and mailing address of the individual causing the document to be delivered for filing are

                              Evans                Tim
                          ---------------       -------   -------   --------
                              (Last)             (First)  (Middle)  (Suffix)

                           4880 E. Pacific Place
                         ------------------------------------------------------
                                       (Street number and name)

                             Denver           CO           80222
                         -----------------  ------      ------------
                            (City)         (State)   (ZIP/Postal Code)


(If the following statement applies, adopt the statement by marking the box and include an attachment.)

   [ ] This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user's legal, business or tax advisor(s).



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